UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Long-Term Service Agreement with Gyeonggi Green Energy Co., Ltd.

On May 28, 2024, FuelCell Energy, Inc. (the “Company”) and Gyeonggi Green Energy Co., Ltd. (“GGE”) entered into a long-term service agreement (the “LTSA”) with respect to GGE’s 58.8 megawatt (“MW”) fuel cell power platform in Hwaseong-si, Korea (the “GGE Platform”). The GGE Platform is comprised of 21 SureSource 3000 molten carbonate fuel cells (each a “Plant”). Each Plant is comprised of two 1.4-MW carbonate fuel cell modules. Pursuant to the LTSA, GGE and the Company have agreed that (i) GGE will purchase from the Company 42 1.4-MW carbonate fuel cell modules to replace existing fuel cell modules at the GGE Platform, (ii) the Company will provide certain balance of plant replacement components if and to the extent the parties reasonably determine existing components should be replaced, and (iii) the Company will provide long term operations and maintenance services for the GGE Platform. The total amount payable by GGE under the LTSA for the 42 replacement fuel cell modules, balance of plant replacement components, and service is $159,644,000 USD, with payments to be made over time as such replacement fuel cell modules are commissioned and the service obligations under the LTSA for such Plants commence.

Pursuant to the LTSA, the Company will provide various performance guarantees for each Plant related to power generation, fuel consumption, water consumption and heat production. If a Plant fails to achieve such performance requirements, the Company may be required to compensate GGE for such underperformance.

The Company’s service obligations under the LTSA will commence with respect to individual Plants as the Company replaces each Plant’s existing fuel cell modules and commissions the replacement fuel cell modules. The term of the LTSA with respect to each Plant will continue for seven years from the date of commissioning of the replacement fuel cell modules for such Plant. Commissioning of the first six 1.4-MW replacement fuel cell modules is expected to be completed in the fall of calendar year 2024, with an additional 30 1.4-MW replacement fuel cell modules expected to be commissioned throughout the course of calendar year 2025, and the remaining six 1.4-MW replacement fuel cell modules expected to be commissioned in the first half of calendar year 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 28, 2024	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer, and Treasurer